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                                                                    Exhibit 99.1

   [KERYX LOGO]                                                         NEWS
BIOPHARMACEUTICALS
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                                                           For Immediate Release
KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com
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          KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES THE CLOSING OF THE
                      ACQUISITION OF ACCESS ONCOLOGY, INC.

   Keryx acquires 3 compounds in clinical development, including KRX-0401, a novel, oral, first-in-class Akt-inhibitor in Phase II clinical trials for multiple forms of cancer

New York, NY, February 6, 2004 - Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) announced today that it has completed its previously announced acquisition of ACCESS Oncology, Inc. (ACCESS), a privately held cancer-focused biotechnology company. The acquisition was approved on February 5, 2004 by the Board of Directors of both Keryx and ACCESS and by the ACCESS shareholders.

"We are very excited to close this acquisition," said Michael S. Weiss, Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, who continued, "with the addition of KRX-0401 to our pipeline, which includes KRX-101 (Sulodexide) for the treatment of diabetic nephropathy, we now have two drugs in advanced clinical development. Our team is dedicated to creating shareholder value and we believe that this acquisition moves us one step closer to our goal of creating a major biopharmaceutical company."

In connection with the closing, Keryx agreed to accelerate up to approximately six hundred thousand shares of the 4 million contingent shares of Keryx Common Stock previously described in the Keryx announcement of acquisition issued last month. The accelerated shares will be issued to holders of the preferred stock of ACCESS in an amount equal to their liquidation preference. Keryx determined it to be in the best interests of its shareholders to accelerate such shares. Any accelerated shares will be deducted from the 4 million contingent shares and will therefore not represent any additional consideration.

About Keryx Biopharmaceuticals

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid







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compound, for the treatment of diabetic nephropathy, for which Keryx recently commenced its U.S.-based Phase II/III clinical program. Additionally, Keryx is developing 3 clinical-stage oncology compounds including KRX-0401, a novel, oral, first-in-class AKT inhibitor in Phase II. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

Cautionary statement

Some of the statements included in this press release, particularly those anticipating business prospects and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully integrate the operations of ACCESS Oncology into Keryx Biopharmaceuticals; our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including KRX-101 and KRX-0401; the successful completion of the NCI-sponsored clinical trials for KRX-0401; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended September 30, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.

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